Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

[/HTML] 01242001 S8 CONSENT

EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Nonstatutory Stock Option Plan of Cell Genesys, Inc. of our report dated January 21, 2000, with respect to the consolidated financial statements of Cell Genesys, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP
Palo Alto, California